UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 17, 2010 (May 11, 2010)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123708	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 11, 2010, CSA Escrow Corporation (the “Escrow Issuer”), an indirect wholly-owned non-debtor subsidiary of Cooper-Standard Automotive Inc. (“CSA”), a direct wholly-owned subsidiary of Cooper-Standard Holdings Inc. (the “Company”), closed an offering of $450 million aggregate principal amount of 8 1/2% Senior Notes due 2018 (the “Notes”). The Notes were issued in a private placement exempt from registration under the Securities Act of 1933, as amended.

1. Escrow Agreement

Pursuant to an escrow agreement dated as of May 11, 2010 (the “Escrow Agreement”), by and among the Escrow Issuer, CSA, U.S. Bank National Association, as trustee (the “Trustee”), and U.S. Bank National Association, as escrow agent (the “Escrow Agent”), the Escrow Issuer caused the proceeds of the Notes offering to be deposited into a segregated escrow account with the Escrow Agent until either the escrow conditions are satisfied or a special mandatory redemption is made, in each case as described below. Concurrently with such deposit, CSA deposited additional amounts into the segregated escrow account sufficient to fund the special mandatory redemption, if required, as described below. The Escrow Issuer and CSA granted the Trustee, for the benefit of the holders of the Notes, a continuing security interest in, and lien on, the funds deposited into escrow to secure the obligations under the Indenture and the Notes. Upon satisfaction of the escrow conditions, the proceeds from the Notes offering will be released from escrow to CSA and will be used, together with the proceeds from the issuance of the common and preferred equity and borrowings, if any, under the new senior secured asset-backed revolving credit facility and cash on hand, to pay claims, fees and expenses as set forth and pursuant to the Company’s plan of reorganization.

The escrow conditions include, among others, (1) the issuance by the Bankruptcy Court of a final order that has not been stayed pending appeal confirming a plan of reorganization and the satisfaction or waiver of all conditions precedent to effectiveness of the Company’s plan of reorganization, including the expiration of the 14-day period within which a notice of appeal must be filed in respect of such final order, (2) receipt of proceeds from the issuance of common and preferred equity, pursuant to a rights offering or otherwise, of not less than $355.0 million, (3) entry into and the effectiveness of a senior secured asset-backed revolving credit facility that provides for commitments in an aggregate principal amount of not less than $100.0 million and (4) the assumption by CSA of all of the obligations of the Escrow Issuer under the Notes and the indenture governing the Notes and the guarantee by the Company and certain wholly-owned domestic subsidiaries of the Company of the Notes. However, in the event that either (i) the proceeds from the Notes offering are not released to CSA on or before a date not to exceed 90 days from the issuance of the Notes or (ii) prior to such date, CSA has determined, in its reasonable discretion, that the escrow conditions cannot be satisfied by such date, the funds deposited into escrow will be used to redeem the Notes at a price equal to the sum of 100% of the gross proceeds of the Notes plus 1.0% of the aggregate principal amount of the Notes, together with accrued and unpaid interest on the Notes from the date of issuance up to but not including the date of such redemption.

2. Indenture and Senior Notes due 2018

General

The Notes were issued pursuant to an indenture dated May 11, 2010 (the “Indenture”), by and between the Escrow Issuer and the Trustee. If the escrow release conditions described above are satisfied, the Escrow Issuer will merge with and into CSA, with CSA as the surviving entity, and upon the consummation of the merger, CSA will assume all of the obligations of the Escrow Issuer under the Notes and the Indenture and the guarantees by the Guarantors (as defined below) will become effective (the “Assumption”). For purposes of this description, references to the “Issuer” prior to the Assumption refer to the Escrow Issuer and after the Assumption refer to CSA.

Guarantees

From and after the date the proceeds of the Notes offering are released from escrow to CSA, the Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by the Company and all of CSA’s wholly-owned domestic restricted subsidiaries existing on such release date (collectively, the “guarantors” and together with the Escrow Issuer, the “obligors”). From and after such release date, if CSA or any of its domestic restricted subsidiaries acquires or creates another wholly-owned domestic restricted subsidiary that guarantees certain debt of CSA or a Guarantor, such newly acquired or created subsidiary will also guarantee the Notes.

Ranking

From and after the date the proceeds of the Notes offering are released from escrow to CSA, the Notes and guarantees will constitute senior debt of the obligors. They will (1) rank equally in right of payment with all of the obligors’ existing and future senior debt, (2) rank senior in right of payment to all of the obligors’ existing and future subordinated debt, (3) will be effectively subordinated in right of payment to all of the obligors’ existing and future secured indebtedness and secured obligations to the extent of the value of the collateral securing such indebtedness and obligations and (4) will be structurally subordinated to all existing and future indebtedness and other liabilities of Issuer’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Issuer or one of its guarantor subsidiaries).

Optional Redemption

The Issuer will have the right to redeem the Notes at the redemption prices set forth below:

•

on and after May 1, 2014, all or a portion of the Notes may be redeemed at a redemption price of 104.250% of the principal amount thereof if redeemed during the twelve-month period beginning on May 1, 2014, 102.125% of the principal amount thereof if redeemed during the twelve-month period beginning on May 1, 2015, and 100% of the principal amount thereof if redeemed on or after May 1, 2016, plus any accrued an unpaid interest to the redemption date;

•

prior to May 1, 2013, up to 35% of the Notes issued under the Indenture may be redeemed with the proceeds from certain equity offerings at a redemption price of 108.50% of the principal amount thereof, plus any accrued and unpaid interest to the redemption date; and

•	prior to May 1, 2014, all or a portion of the Notes may be redeemed at a price equal to 100% of the principal amount thereof plus a make-whole premium.

Special Mandatory Redemption

If the escrow release conditions are not fulfilled within 60 days of the issue date of the Notes, subject to an extension for an additional 30 days, or the Escrow Issuer has determined, in its reasonable discretion, that the escrow release conditions cannot be satisfied by such date, the Notes will be redeemed at 100% of the issue price of the Notes plus a specified premium of 1.0% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes from the issue date to but not including the date of the special mandatory redemption.

Change of Control

If a change of control occurs after the date the proceeds of the Notes offering are released from escrow to CSA, unless CSA has exercised its right to redeem all of the outstanding Notes through an optional redemption (as described above), each noteholder shall have the right to require that CSA repurchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the noteholders of record on the relevant record date to receive interest due on the relevant interest payment date.

Covenants

From and after the date the proceeds of the Notes offering are released from escrow to CSA, the Indenture will limit, among other things, the ability of CSA and its restricted subsidiaries to pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments, incur additional debt or issue certain disqualified stock and preferred stock, incur liens, merge or consolidate with another company or sell all or substantially all of its assets, enter into transactions with affiliates and allow to exist certain restrictions on the ability of the subsidiary guarantors to pay dividends or make other payments to CSA, in each case, subject to exclusions and other customary exceptions. In addition, certain of these covenants will not be applicable during any period of time when the Notes have an investment grade rating. The Indenture also contains customary events of default.

3. Registration Rights Agreement

On May 11, 2010, the Escrow Issuer entered into a registration rights agreement with the initial purchasers named therein (the “Registration Rights Agreement”), pursuant to which the Escrow Issuer agreed, and concurrently with the Assumption CSA and the Company will agree, to use commercially reasonable efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the Notes as part of an offer to exchange freely tradable exchange notes for the Notes (an “Exchange Offer”).

The Company is required to use its commercially reasonable efforts to cause the Exchange Offer to be completed within 365 days after the issue date of the Notes or, if required, to have one or more shelf registration statements declared effective within, and on the time frames specified in, the Registration Rights Agreement.

If the Company fails to meet these targets (a “Registration Default”), the annual interest rate on the Notes will increase by 0.25% for the first 90 days commencing on the date the Company fails to meet the targets and will increase by an additional 0.25% at the beginning of each subsequent 90-day period during which the Registration Default continues up to a maximum increase of 1.0% per annum over the interest rate of the Notes. If the Registration Default is corrected, the interest rate on the Notes will revert to the original interest rate of the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On May 12, 2010, the Company issued a press release announcing that on May 12, 2010 the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) confirmed its Second Amended Joint Chapter 11 Plan of Reorganization. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated May 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Timothy W. Hefferon
Name: Timothy W. Hefferon
Title: Vice President, General Counsel and Secretary

Dated: May 17, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated May 12, 2010.